U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

#328-17 Fawcett Road, Coquitlam, B.C. (Canada)    V3K 6V2

(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number 604-525-2386.

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Item 4.01 Change in Registrant’s Principal Independent Accountants

On February 28, 2006, BDO Dunwoody LLP (BDO Dunwoody) resigned as the Company’s independent auditor. Since its engagement on December 18, 2000 to its resignation on February 28, 2006, BDO Dunwoody had acted as the Registrant’s independent registered public accounting firm. The reports of independent registered public accounting firm of BDO Dunwoody on the consolidated financial statements of the Registrant and its subsidiaries for the years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except for the explanatory paragraph regarding the substantial doubt on the Company’s ability to continue as a going concern relating to the reports for the years presented. The resignation by BDO Dunwoody was accepted by Registrant’s board of directors.

During the years ended December 31, 2004 and December 31, 2003 and subsequent period through to February 28, 2006, there were no disagreement with BDO Dunwoody on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Dunwoody, would have caused it to make reference to the subject matter of the disagreement in connection with its report; nor has BDO Dunwoody ever presented a written report, or otherwise communicated in writing to the Registrant or its board of directors the existence of any “reportable event or default” as defined in (iv) of Regulation S-B Item 304 (a)(1).

BDO Dunwoody has provided the Registrant with a letter addressed to the Securities and Exchange Commission as required by Item 304(a)(3) of Regulation S-B, so that Registrant can file such letter with the Commission. The letter is attached as an exhibit hereto.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro forma Financial Information.

Not applicable.

(c)

Exhibits

The following exhibits are included with this Current Report Form 8-K:

Exhibit	Description
16.1	Letter of BDO Dunwoody dated February 28, 2006.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

February 28, 2006

/s/ Dennis Robinson

Dennis Robinson

Treasurer and

Chief Accounting Officer

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